As Filed with the Commission on November 29, 2016

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of Earliest Event Reported):  November 28, 2016

ABCO ENERGY, INC.
 (Name of registrant as specified in its Charter)

NEVADA	000-55235	20-1914514
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

2100 North Wilmot, #211, Tucson, AZ	85712
(Address of principal executive offices)	(Zip Code)

(520) 777-0511
(Registrant’s telephone number, including area code)

(Former name if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 8.01 OTHER EVENTS

1.            Effective September 30, 2016, the Company entered into a Consulting Agreement (“CA”) with Joshua Tyrell (“Tyrell”) which provides for Tyrell to assist in various business development activities on behalf of the Company, including but not limited to realizing new business opportunities.  The CA was amended, effective November 1, 2016 to increase the original consideration for Tyrell rendering such services by an additional 6.3 million shares of free trading  common stock of the Company.  The term of the CA was extended by three months  expiring on June 30, 2017.

2.            From October 7, 2016 through November 28, 2016, the Company issued an aggregate of  169,674,158 shares of its common stock upon several full conversion of four convertible notes and the partial conversions of two additional convertible notes at conversion prices ranging from $0.0015 to $0.0047 per share.  These issuances increased the number of outstanding shares to 237,484,615  shares at November 28, 2016.  As a result of such issuances, five [5] of the notes were deemed paid in full. The total remaining principle amount of the one remaining  convertible note at November 28, 2016 approximately $10,450.

3.            The Company has entered into Securities Purchase Agreement with Blackbridge Capital, LLC, a Delaware limited liability company, operating out of New York, New York (“Blackbridge”) whereby Blackbridge has agreed to purchase up to $5,000,000 worth of shares of the Company’s common stock. The Company has agreed to file a Registration Statement to register such shares for sale to Blackbridge.   In addition, the Company has issued [i]  a convertible promissory note to Blackbridge pursuant to the Securities Purchase Agreement equal to $150,000 as a commitment fee (the “Blackbridge Note”), and [ii] a $100,000 Convertible Note to Blackbridge to cover the expenses to be incurred for  the preparation and filing of the Registration  Statement and related matters [ “Expenses Note”]  The shares of common stock issuable upon conversion of the Blackbridge Note and the Expenses Note are being registered under the Registration Statement .  Per the terms of the Blackbridge Note and the Expenses Note, Blackbridge has the right to convert any or all of the both of these Notes  into common stock of the Company either as restricted stock or free-trading shares upon the effectiveness of the Registration Statement.

ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS

(a)	Financial statements of businesses acquired.

Not applicable

(b)	Pro forma financial information.

Not applicable

(c)	Shell company transactions.

Not applicable

(d)	Exhibits

10.1	Amendment No. 1 to Consulting Agreement effective November 11, 2016, between the Company and Joshua Tyrell.

10.2	Securities Purchase Agreement dated as of November 2, 2016 between the Company and Blackbridge Capital Growth Fund.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ABCO ENERGY, INC.

Dated: November 29, 2016	By:	/s/ Charles O’Dowd
Name: Charles O’Dowd
Title: Chief Executive Officer